UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01	Entry into Material Definitive Agreements

On February 8, 2006, the shareholders of Key Technology, Inc. (the "Company") approved Amendment No. 1 to the 2003 Restated Employees’ Stock Incentive Plan (the “Plan”). The amendment deletes the terms of the Plan providing for automatic stock option awards to members of the Compensation Committee of the Board of Directors of the Company, and authorizes the discretionary award of shares of restricted stock to employee and non-employee members of the Board, including members who serve on the Compensation Committee. The amendment also makes certain administrative and clarifying changes with respect to Board authority to take actions under the Plan. As a result of recent guidance provided by the Financial Accounting Standards Board in connection with the adoption of FAS 123R, the amendment lastly makes further administrative changes in the Plan with respect to determining the date of grant of awards.

The complete text of the Plan, as amended, is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Additionally, on February 8, 2006, in view of the increased responsibilities of the members of the Board of Directors of the Company, the Compensation Committee of the Board of Directors recommended and the Board approved an increase in the annual aggregate compensation for non-employee directors of the Company to $50,000 per year. The annual compensation for board service by non-employee directors consists of (a) cash compensation of $12,500, with additional cash compensation of $2,500 for the chair of the Audit Committee, and (b) an award of shares of restricted stock equal to the number of shares of common stock of the Company that may be obtained by dividing $37,500 by the closing price of the Company's common stock on the day of the annual meeting of shareholders. As a result, on February 8, 2006, awards of restricted stock in the amount of 3,125 shares were made pursuant to restricted stock agreements to each of Thomas C. Madsen, John E. Pelo, Michael L. Shannon, Charles H. Stonecipher and Donald A. Washburn. The restrictions on the restricted shares awarded lapse one-year after the date of grant, except in the event of the death of a director which will accelerate the lapse of the restrictions to the date of death or in the event of a change in control of the Company which will permit the Compensation Committee of the Board of Directors to accelerate the lapse of the restrictions in its discretion. The directors of the Company are also entitled to reimbursement of expenses incurred in connection with attendance at meetings of the Board of Directors.

The Form of Restricted Stock Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.  Description

10.1         2003Restated Employee’s Stock Incentive Plan (as approved by the shareholders of the Company on February 8, 2006)

10.2         Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Ronald W. Burgess
Ronald W. Burgess
Senior Vice President and Chief Financial Officer

Dated: February 14, 2006